PURCHASE AGREEMENT
                Children's World Learning Center
                        New Albany, Ohio

This AGREEMENT, entered into effective as of the 19th of October, 2002.

l. PARTIES. Seller is AEI Fund Management XVII, Inc., AEI Net Lease Income & Growth Fund XX Limited Partnership, and AEI Income & Growth Fund 23 LLC which own an undivided 100% interest in the fee title to that certain real property legally described in the attached Exhibit "A" (the "Property") Buyer is Peter A. Pepi and Regula E. Pepi. Seller wishes to sell and Buyer wishes to buy the Property.

2. PROPERTY. The Property to be sold to Buyer in this transaction consists of an undivided 100% percentage interest (hereinafter, simply the "Property").

3. PURCHASE PRICE. The purchase price for this percentage interest in the Property is $2,015,000 (two million, fifteen thousand and no/100 dollars), all cash.

4. TERMS. The purchase price for the Property will be paid by Buyer as follows:

     (a) When this agreement is executed, Buyer will pay $50,000 to Seller (which shall be deposited into escrow according to the terms hereof) (the "First Payment"). The First Payment will be credited against the purchase price when and if escrow closes and the sale is completed.

     (b) Buyer will deposit the balance of the purchase price, $1,965,000 (the Second Payment") into escrow in sufficient time to allow escrow to close on the closing date.

5. CLOSING DATE. Escrow shall close thirty days after the due diligence period.

6. DUE DILIGENCE. Buyer will have thirty (30) days (The "Review Period") after execution of this purchase agreement to conduct all of its inspections and due diligence and satisfy itself regarding: each item listed below to be supplied by Seller, the Property, and this transaction. Buyer agrees to indemnify and hold Seller harmless for any loss or damage to the Property or persons caused by Buyer or its agents arising out of such physical inspections of the Property.

      Seller shall supply Buyer with the following items to the extent the same are in Seller's possession.


     (a) One copy of a title insurance commitment for an Owner's
         Title insurance policy (see paragraph 8 below).

     (b) A copy of a Certificate of Occupancy or other such document certifying completion and granting permission to permanently occupy the improvements on the Property as are in Seller's possession.

     (c) A copy of an "as built" survey of the Property done concurrent with Seller's acquisition of the Property.


Buyer Initial: /s/ PAP  /s/ REP
Purchase Agreement for Children's World, New Albany, Ohio


     (d) Lease (as further set forth in paragraph 11(a) below) of the Property showing occupancy date, lease expiration date, rent, and Guarantees, if any, accompanied by such tenant financial statements as may have been provided most recently to Seller by the Tenant and/or Guarantors.


      Buyer may cancel this agreement for any reason in its sole discretion by delivering a cancellation notice, return receipt requested, to Seller and escrow holder before the expiration of the Review Period. Such notice shall be deemed effective only upon receipt by Seller. If this Agreement is not cancelled as set forth above, the First Payment shall be non-refundable unless Seller shall default hereunder.

      If Buyer cancels this Agreement as permitted under this Section, except for any escrow cancellation fees and any liabilities under the first paragraph of section 6 of this
Agreement (which will survive), Buyer (after execution of such documents reasonably requested by Seller to evidence the termination hereof) shall be returned its First Payment, and Buyer will have absolutely no rights, claims or interest of any type in connection with the Property or this transaction, regardless of any alleged conduct by Seller or anyone else.

      Unless this Agreement is canceled by Buyer pursuant to the terms hereof, if Buyer fails to make the Second Payment, Seller shall be entitled to retain the First Payment and Buyer irrevocably will be deemed to be in default under this Agreement. Seller may, at its option, retain the First Payment and declare this Agreement null and void, in which event Buyer will be deemed to have canceled this Agreement and relinquish all rights in and to the Property, or Seller may exercise its rights under Section 14 hereof. If this Agreement is not canceled and the First Payment and the Second Payment is made when required, all of Buyer's conditions and contingencies will be deemed satisfied.

7. ESCROW. Escrow shall be opened by Seller and funds deposited in escrow upon acceptance of this Agreement by both parties. The escrow holder will be a nationally-recognized escrow company selected by Seller. A copy of this Agreement will be delivered to the escrow holder and will serve as escrow instructions together with the escrow holder's standard instructions and any additional instructions required by the escrow holder to clarify its rights and duties (and the parties agree to sign these additional instructions). If there is any conflict between these other instructions and this Agreement, this Agreement will control.

8. TITLE. Closing will be conditioned on the agreement of a title company selected by Seller to issue an Owner's policy of title insurance, dated as of the close of escrow, in an amount equal to the purchase price, insuring that Buyer will own insurable title to the Property subject only to: the title company's standard exceptions; current real property taxes and assessments; survey exceptions; the rights of parties in possession pursuant to the lease defined in paragraph 11 below; all matters of public record; and other items disclosed to Buyer during the Review Period.

      Buyer shall be allowed five (5) days after receipt of said commitment for examination and the making of any objections to marketability thereto, said objections to be made in writing or deemed waived. If any objections are so made, the Seller shall be allowed eighty (80) days to make such title marketable or in the alternative to obtain a commitment for insurable title insuring over Buyer's objections. If Seller shall decide to make no efforts to make title marketable, or is unable to make title marketable or obtain insurable title, (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof) Buyer's First Payment will be returned and this Agreement shall be null and void and of no further force and effect. Seller has no obligation to spend any funds or make any effort to satisfy Buyer's objections, if any.


Buyer Initial: /s/ PAP  /s/ REP
Purchase Agreement for Children's World, New Albany, Ohio


      Pending satisfaction of Buyer's objections, the payments hereunder required shall be postponed, but upon satisfaction of Buyer's objections and within ten (10) days after written notice of satisfaction of Buyer's objections to the Buyer, the parties shall perform this Agreement according to its terms.

9. CLOSING COSTS. Seller and Buyer will each pay one-half of all closing costs, which shall include escrow fees, all recording fees, transfer taxes and clerk's fees imposed upon the recording of the deed, the cost of the title commitment, the cost of an update to the Survey in Sellers possession (if an update is required by Buyer), and the cost of issuing a Standard Owners Title Insurance Policy in the full amount of the purchase price, if Buyer shall decide to purchase the same. Each party will pay its own attorney's fees and costs to document and close this transaction.

10.  REAL ESTATE TAXES, SPECIAL ASSESSMENTS AND PRORATIONS.

     (a) Because the Property is subject to a triple net lease (as further set forth in paragraph 11(a)(i), the parties acknowledge that there shall be no need for a real estate tax proration. However, Seller warrant that all real estate taxes and installments of special assessments due and payable in all years prior to the year of Closing have been paid in full. Unpaid real estate taxes and unpaid levied and pending special assessments existing on the date of Closing shall be the responsibility of Buyer, pro-rated, however, to the date of closing for the period prior to closing, which shall be the responsibility of Seller if Tenant shall not pay the same. Buyer shall likewise pay all taxes due and payable in the year after Closing and any unpaid installments of special assessments payable therewith and thereafter, if such unpaid levied and pending special assessments and real estate taxes are not paid by any tenant of the Property.

     (b) All income and all operating expenses from the Property shall be prorated between the parties and adjusted by them as of the date of Closing. Seller shall be entitled to all income earned and shall be responsible for all expenses incurred prior to the date of Closing, and Buyer shall be entitled to all income earned and shall be responsible for all operating expenses of the Property incurred on and after the date of closing.


11.  SELLER'S REPRESENTATION AND AGREEMENTS.

     (a)  Seller represents and warrants as of this date that:

     (i) Except for the Lease Agreement in existence between AEI Fund Management XVII, Inc., AEI Net Lease Income & Growth Fund XX Limited Partnership, and AEI Income & Growth Fund 23 LLC (as Lessors) and Aramark Educational Resources, Inc.,kba Children's World Learning Centers, Inc., a Delaware corporation (as Tenant), dated March 30, 2001.

     (ii) It is not aware of any pending litigation or condemnation proceedings against the Property or Seller's interest in the Property.

     (iii)Except as previously disclosed to Buyer and as permitted in paragraph (b) below, Seller is not aware of any contracts Seller has executed that would be binding on Buyer after the closing date.



Buyer Initial: /s/ PAP  /s/ REP
Purchase Agreement for Children's World, New Albany, Ohio


     (b) Provided that Buyer performs its obligations when required, Seller agrees that it will not enter into any new contracts that would materially affect the Property and be binding on Buyer after the Closing Date without Buyer's prior consent, which will not be unreasonably withheld.

12.  DISCLOSURES.

     (a) Seller has not received any notice of any material, physical, or mechanical defects of the Property, including without limitation, the plumbing, heating, air conditioning, and ventilating, electrical system. To the best of Seller's knowledge without inquiry, all such items are in good operating condition and repair and in compliance with all applicable governmental, zoning, and land use laws, ordinances, regulations and requirements. If Seller shall receive any notice to the contrary prior to Closing, Seller will inform Buyer prior to Closing.

     (b) Seller has not received any notice that the use and operation of the Property is not in full compliance with applicable building codes, safety, fire, zoning, and land use laws, and other applicable local, state and federal laws, ordinances, regulations and requirements. If Seller shall receive any notice to the contrary prior to Closing, Seller will inform Buyer prior to Closing.

     (c) Seller knows of no facts nor has Seller failed to disclose to Buyer any fact known to Seller which would prevent the Tenant from using and operating the Property after the Closing in the manner in which the Property has been used and operated prior to the date of this Agreement. If Seller shall receive any notice to the contrary prior to Closing, Seller will inform Buyer prior to Closing.

     (d) Seller has not received any notice that the Property is in violation of any federal, state or local law, ordinance, or regulations relating to industrial hygiene or the environmental conditions on, under, or about the Property, including, but not limited to, soil, and groundwater conditions. To the best of Seller's knowledge, there is no proceeding or inquiry by any governmental authority with respect to the presence of Hazardous Materials on the Property or the migration of Hazardous Materials from or to other property. Buyer agrees that Seller will have no liability of any type to Buyer or Buyer's successors, assigns, or affiliates in connection with any Hazardous Materials on or in connection with the Property either before or after the Closing Date, except such Hazardous Materials on or in connection with the Property arising out of Seller's gross negligence or intentional misconduct. If Seller shall receive any notice to the contrary prior to Closing, Seller will inform Buyer prior to Closing.

     (e) Buyer agrees that it shall be purchasing the Property in its then present condition, as is, where is, and Seller has no obligations to construct or repair any improvements thereon or to perform any other act regarding the Property, except as expressly provided herein.

     (f) Seller has no actual knowledge of any misstatement of fact in any document to be supplied by Seller from third parties upon which Buyer may be relying to make Buyer's decision to purchase the Property. Seller will make available such information in Seller's possession as Purchaser may request in writing. Buyer acknowledges that, having been given the opportunity to inspect the Property and such financial information on the Lessee and Guarantors of the Lease as Buyer or its advisors shall request, if in Seller's possession, Buyer is relying solely on its own investigation of the Property and not on any information provided by Seller or to be provided except as set forth herein. Buyer further acknowledges that the information provided and to be provided by Seller with respect to the


Buyer Initial: /s/ PAP  /s/ REP
Purchase Agreement for Children's World, New Albany, Ohio


     Property, the Property and to the Lessee and Guarantors of Lease was obtained from a variety of sources and Seller neither (a) has made independent investigation or verification of such information, or (b) makes any representations as to the accuracy or completeness of such information except as herein set forth. The sale of the Property as provided for herein is made on an "AS IS" basis, and Buyer expressly acknowledges that, in consideration of the agreements of Seller herein, except as otherwise specified herein in paragraph 11(a) and (b) above and this paragraph 12, Seller makes no Warranty or representation, Express or Implied, or arising by operation of law, including, but not limited to, any warranty of condition, habitability, tenantability, suitability for commercial purposes, merchantability, or fitness for a particular purpose, in respect of the Property.

     The provisions (d) - (f) above shall survive Closing.

13.  CLOSING.

     (a) Before the closing date, Seller will deposit into escrow an executed special warranty deed warranting title against lawful claims by, through, or under a conveyance from Seller, but not further or otherwise, conveying insurable title of the Property to Buyer, subject to the exceptions contained in paragraph 8 above. Seller will also deliver an Estoppel Certificate certified by Seller as to the absence of known defaults by Lessee and Lessor under the Lease

     (b) On or before the closing date, Buyer will deposit into escrow: the balance of the Purchase Price when required under
     Section 4; any additional funds required of Buyer, (pursuant to this agreement or any other agreement executed by Buyer) to close escrow. Both parties will deliver to the escrow holder any other documents reasonably required by the escrow holder to close escrow.

     (c) On the closing date, if escrow is in a position to close, the escrow holder will: record the deed in the official records of the county where the Property is located; cause the title company to commit to issue the title policy; immediately deliver to Seller the portion of the purchase price deposited into escrow by cashier's check or wire transfer (less debits and prorations, if any); deliver to Seller and Buyer a signed counterpart of the escrow holder's certified closing statement and take all other actions necessary to close escrow.

14. DEFAULTS. If Buyer defaults, Buyer will forfeit all rights and claims and Seller will be relieved of all obligations and will be entitled to retain all monies heretofore paid by the Buyer. In addition, Seller shall retain all remedies available to Seller at law or in equity.

     If Seller shall default, Buyer irrevocably waives any rights to file a lis pendens, a specific performance action or any other claim, action or proceeding of any type in connection with the Property or this or any other transaction involving the Property, and will not do anything to affect title to the Property or hinder, delay or prevent any other sale, lease or other transaction involving the Property (any and all of which will be null and void), unless: it has paid the First Payment, deposited the balance of the Second Payment for the Purchase Price into escrow, performed all of its other obligations and satisfied all conditions under this Agreement, and unconditionally notified Seller that it stands ready to tender full performance, purchase the Property and close escrow as per this Agreement, regardless of any alleged default or misconduct by Seller. Provided, however, that in no event shall Seller be liable for any punitive, consequential or speculative damages arising out of any default by Seller hereunder.

15.  BUYER'S REPRESENTATIONS AND WARRANTIES.


Buyer Initial: /s/ PAP  /s/ REP
Purchase Agreement for Children's World, New Albany, Ohio


     a.  Buyer represents and warrants to Seller as follows:

     (i) In addition to the acts and deeds recited herein and contemplated to be performed, executed, and delivered by Buyer, Buyer shall perform, execute and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, deeds and assurances as Seller or the Title Company may require and be reasonable in order to consummate the transactions contemplated herein.

     (ii) Buyer has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

     (iii) To Buyer's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with (a) any applicable provisions of law, (b) any order of any court or other agency of government having jurisdiction hereof, or (c) any agreement or instrument to which Buyer is a party or by which Buyer is bound.



16.  DAMAGES, DESTRUCTION AND EMINENT DOMAIN.

     (a) If, prior to closing, the Property or any part thereof be destroyed or further damaged by fire, the elements, or any cause, due to events occurring subsequent to the date of this Agreement to the extent that the cost of repair exceeds $10,000.00, this Agreement shall become null and void, at Buyer's option exercised, if at all, by written notice to Seller within ten (10) days after Buyer has received written notice from Seller of said destruction or damage. Seller, however, shall have the right to adjust or settle any insured loss until (i) all contingencies set forth in Paragraph 6 hereof have been satisfied, or waived; and (ii) any ten-day period provided for above in this Subparagraph 16a for Buyer to elect to terminate this Agreement has expired or Buyer has, by written notice to Seller, waived Buyer's right to terminate this Agreement. If Buyer elects to proceed and to consummate the purchase despite said damage or destruction, there shall be no reduction in or abatement of the purchase price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to all insurance proceeds (pro-rata in relation to the Property) resulting from said damage or destruction to the extent that the same are payable with respect to damage to the Property, subject to rights of any Tenant of the Property.

     If the cost of repair is less than $10,000.00, Buyer shall be obligated to otherwise perform hereinunder with no adjustment to the Purchase Price, reduction or abatement, and Seller shall assign Seller's right, title and interest in and to all insurance proceeds pro-rata in relation to the Property, subject to rights of any Tenant of the Property.

     (b) If, prior to closing, the Property, or any part thereof, is taken by eminent domain, this Agreement shall become null and void, at Buyer's option. If Buyer elects to proceed and to consummate the purchase despite said taking, there shall be no reduction in, or abatement of, the purchase price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to any award made, or to be made, in the condemnation proceeding pro-rata in relation to the Property, subject to rights of any Tenant of the Property.


Buyer Initial: /s/ PAP  /s/ REP
Purchase Agreement for Children's World, New Albany, Ohio



      In the event that this Agreement is terminated by Buyer as provided above in Subparagraph 16a or 16b, the First Payment shall be immediately returned to Buyer (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof.)

17.  BUYER'S 1031 TAX FREE EXCHANGE.

      While Seller acknowledges that Buyer is purchasing the Property as "replacement property" to accomplish a tax free exchange, Buyer acknowledges that Seller has made no representations, warranties, or agreements to Buyer or Buyer's agents that the transaction contemplated by the Agreement will qualify for such tax treatment, nor has there been any reliance thereon by Buyer respecting the legal or tax implications of the transactions contemplated hereby. Buyer further represents that it has sought and obtained such third party advice and counsel as it deems necessary in regards to the tax implications of this transaction.

      Buyer wishes to novate/assign the ownership rights and interest of this Purchase Agreement to Kristina Ogland who will act as Accommodator to perfect the 1031 exchange by preparing an agreement of exchange of Real Property whereby Kristina Ogland will be an independent third party purchasing the ownership interest in subject property from Seller and selling the ownership interest in subject property to Buyer under the same terms and conditions as documented in this Purchase Agreement. Buyer asks the Seller, and Seller agrees to cooperate in the perfection of such an exchange if at no additional cost or expense to Seller or delay in time. Buyer hereby indemnifies and holds Seller harmless from any claims and/or actions resulting from said exchange. Pursuant to the direction of Kristina Ogland, Seller will deed the property to Buyer.

18.  CANCELLATION

     If any party elects to cancel this Contract because of any breach by another party or because escrow fails to close by the agreed date, the party electing to cancel shall deliver to escrow agent a notice containing the address of the party in breach and stating that this Contract shall be cancelled unless the breach is cured within 13 days following the delivery of the notice to the escrow agent. Within three days after receipt of such notice, the escrow agent shall send it by United States Mail to the party in breach at the address contained in the Notice and no further notice shall be required. If the breach is not cured within the 13 days following the delivery of the notice to the escrow agent, this Contract shall be cancelled.

19.  MISCELLANEOUS.

     (a) This Agreement may be amended only by written agreement signed by both Seller and Buyer, and all waivers must be in writing and signed by the waiving party. Time is of the essence. This Agreement will not be construed for or against a party whether or not that party has drafted this Agreement. If there is any action or proceeding between the parties relating to this Agreement the prevailing party will be entitled to recover attorney's fees and costs. This is an integrated agreement containing all agreements of the parties about the Property and the other matters described, and it supersedes any other agreements or understandings. Exhibits attached to this Agreement are incorporated into this Agreement.

     (b) If this escrow has not closed by December 30, 2002 through no fault of Seller, Seller may either, at its election, extend the closing date or exercise any remedy available to it by law, including terminating this Agreement.


Buyer Initial: /s/ PAP  /s/ REP
Purchase Agreement for Children's World, New Albany, Ohio



     (c) Funds to be deposited or paid by Buyer must be good and clear funds in the form of cash, cashier's checks or wire transfers.

     (d) All notices from either of the parties hereto to the other shall be in writing and shall be considered to have been duly given or served if sent by first class certified mail, return receipt requested, postage prepaid, or by a nationally recognized courier service guaranteeing overnight delivery to the party at his or its address set forth below, or to such other address as such party may hereafter designate by written notice to the other party.

     If to Seller:

          AEI Fund Management XVII, Inc.,
          AEI Net Lease Income & Growth Fund XX Limited Partnership, and AEI Income & Growth Fund 23 LLC
          1300 Minnesota World Trade Center
          30 East Seventh Street
          St. Paul, MN 55101

     If to Buyer:

          Peter A. Pepi and Regula E. Pepi
          6590 Hillcrest Road
          Medford, OR 97504-9386

      When accepted, this offer will be a binding agreement for valid and sufficient consideration which will bind and benefit Buyer, Seller and their respective successors and assigns. Buyer is submitting this offer by signing a copy of this offer and delivering it to Seller. Seller has five (5) business days from receipt within which to accept this offer.

      This Agreement shall be governed by, and interpreted in accordance with, the laws of the state of Florida.

      IN WITNESS WHEREOF, the Seller and Buyer have executed this Agreement effective as of the day and year above first written.


BUYER:    Peter A. Pepi

          By:/s/ Peter A Pepi
                 Peter A. Pepi

          Regula E. Pepi

          By:/s/ Regula E Pepi
                 Regula E. Pepi



Buyer Initial: /s/ PAP  /s/ REP
Purchase Agreement for Children's World, New Albany, Ohio


SELLER:   AEI Fund Management XVII, Inc.

          By:/s/ Robert P Johnson
                 Robert P. Johnson, its President

            AEI Net Lease Income & Growth Fund XX Limited Partnership
          By: AEI Fund Management XX, Inc., its corporate general partner

          By: /s/ Robert P Johnson
                  Robert P. Johnson, its President

          AEI Income & Growth Fund 23 LLC
          By:  AEI Fund Management XXI, Inc., its managing member

          By: /s/ Robert P Johnson
                  Robert P. Johnson, its President



Buyer Initial: /s/ PAP  /s/ REP
Purchase Agreement for Children's World, New Albany, Ohio




                           Exhibit "A"

     PARCEL 1:

     Situated in the State of Ohio, County of Franklin, City of Columbus, Section 13, Quarter Township 2; Township 2, Range 16, United States Military Lands and being out of that original 104.471 acre tract as conveyed to The New Albany Company of record in Official Record 16105D10, (all references refer to the records of the Recorder's Office, Franklin County, Ohio) and described as follows:

     Beginning,  for  reference,  at the  centerline  of  Central
     College Road with New Albany Road East as shown in Plat Book
     86, Page 78;

     thence South 86 deg. 08' 40" East, with said centerline, the northerly line of said Section 13, a distance of 406.13 feet to the northwesterly corner of that 3.958 acre tract as conveyed to Jean C. Forino et al of record in Official Record 28535G15;

     thence South 03 deg. 42' 07" West, with the westerly line of said 3.958 acre tract, a distance of 281.54 feet to an iron pin set at the TRUE POINT OF BEGINNING;

     thence South 03 deg. 42' 07" West, continuing with said westerly line, a distance of 510.00 feet to an iron pin set at the southwesterly corner thereof, the northwesterly corner of that 5.272 acre tract as conveyed to Nicholas A. Valentine of record in Official Record 27335B07, a northeasterly corner of that 50.84 acre tract as conveyed to the Ohio Health Corporation of record in Instrument Number 199801070003919;

     thence with the northerly line of said 50.84 acre tract, the following courses:

     North 44 deg. 03' 47" West, a distance of 81.04 feet to an iron pin set;

     North 77 deg. 26' 00" West, a distance of 68.05 feet to an iron pin set;

     North 54 deg. 17' 00" West, a distance of 62.00 feet to an iron pin set;

     North 65 deg 53' 00" West, a distance of 127.00 feet to an iron pin set;

     South 48 deg. 23' 00" West, a distance of 121.34 feet to an iron pin set on a curve in the easterly right-of-way line of proposed New Albany Road East;

     Thence across said 104.71 acre tract, the following courses:

     with said curve to the left and with said proposed easterly right-of-way line, having a central angle of 08 deg. 15' 08" and a radius of 1050.00 feet, a chord bearing and distance of North 22 deg. 00' 14" East, 151.10 fee to an iron pin set;

     South 86 deg. 17' 53" East, a distance of 144.75 feet to an iron pin set at a point of curvature;

     with  said curve to the left, having a central angle  of  90 deg. 00' 00" and a radius of 100.00 feet, a chord bearing and distance of North 48 deg. 42' 07" East, 141.42 feet to an iron pint set a t appoint of tangency;

     North 03 deg. 42' 07" East, a distance of 220.85 feet to an iron pin set;

     South 86 deg. 17' 53 East, a distance of 145.00 feet to the True Point of Beginning and containing 2.035 acres of land, more or less.

     Bearings are based on the Ohio State Plan Coordinate System as per NAD83. Control fro bearings was from coordinates of monuments FRANK 5574 and FRANK 5113, with Central College Road having a bearing of South 86 deg. 09' 40" East, established by the Franklin County Engineering Department using Global Position System procedures and equipment.

     PARCEL 2- Access Easement

     Together with an easement for ingress-egress over the following described property:

     Situated in the State of Ohio, County of Franklin, City of Columbus, Section 13, Quarter Township 2, Range 16, United States Military Lands and being out of that original 104.471 acre tract as conveyed to the New Albany Company of record in Official Record 16105D10, (all references refer to the records of the Recorder's Office, Franklin County, Ohio) and described as follows:

     Beginning, for reference, at the centerline intersection of Central College Road with New Albany Road East as shown in
     Plat Book 86, Page 78;

     thence South 86 deg. 08' 40" West, with the centerline of said Central College Road, a distance of 239.66 feet to a point;

     thence South 03 deg. 51' 20" West, leaving said centerline at a right angle and across said New Albany Company tract, a distance of 174.38 feet to the True Point of Beginning;

     thence across said New Albany Company tract, the following courses:

     South 86 deg. 17' 53" East, a distance of 30.00 feet to a point;

     South 03 deg. 42' 07" West, a distance of 220.85 feet to a point of curvature;

     With a curve to the right, having a central angle of 90 deg.
     00' 00" and a radius of 115.00 feet, a chord bearing and distance of South 48 deg. 42' 07" West, 162.63 feet to a point of tangency;

     North 86 deg. 17' 53" West, a distance of 148.66 feet to a point on a curve in the easterly right-of-way line of the proposed New Albany Road East Extension;

     With said easterly right-of-way line and with said curve to the left, having a central angle of 01 deg. 41' 19" and a radius of 1050.00 feet, a chord bearing and distance of North 17 deg. 52' 45" East, 30.94 feet to a point; South 86 deg. 17' 53" East, a distance of 141.08 feet to a point of curvature;

     With  a curve to the left, having a central angle of 90 deg.
     00' 00" and a radius of 85.00 feet, a chord bearing and distance of North 48 deg. 42' 07" East, 120.20 feet to a point of tangency;

     North 03 deg. 42' 07 East, a distance of 220.85 feet to the True Point of Beginning and containing 0.360 acre of land, more or less.

     PARCEL 3-Access and Utility Easements

     Easements and other rights as contained in the Cross Easement and Maintenance Agreement by and between The New Albany Company LLC and Aramark Educational Resources, Inc. filed of record on December 22, 1999 as Instrument No. 199912220313327, as re-recorded on June 1, 2000 as
     Instrument  No.  200006010107180, as  modified  by  a  First
     Amendment to Cross Easement and Maintenance Agreement recorded on March 1, 2001 as Instrument No. 200103010041025, Franklin County, Ohio Recorder's Office, as described and contained therein.

     PARCEL 4- Sign Easement

     Easements and other rights as contained in the Signage Easement and Maintenance Agreement by and Between The New Albany Company LLC and Aramark Educational Resources, Inc. filed of record on March 1, 2001 as Instrument No. 200103010041027, Franklin County, Ohio Recorder's Office.


     Parcel No. 010-251225